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                                                                              12

                         FREEDMAN, LEVY, KROLL & SIMONDS
                                WASHINGTON SQUARE
                           1050 CONNECTICUT AVENUE, NW
                            WASHINGTON, DC 20036-5366



                                  June 23, 1999

AIM VARIABLE INSURANCE FUNDS, INC.
GT GLOBAL VARIABLE INVESTMENT SERIES
GT GLOBAL VARIABLE INVESTMENT TRUST
11 GREENWAY PLAZA, SUITE 100
HOUSTON, TEXAS 77046



             RE: PROPOSED FUND REORGANIZATIONS

Dear Directors and Trustees:

         You have requested our opinion about certain United States Federal income tax consequences of the reorganization of each of the five investment portfolios of GT Global Variable Investment Series ("GT Series") and each of the nine investment portfolios of GT Global Variable Investment Trust ("GT Trust") (collectively, the "Acquired Funds") into a corresponding portfolio of AIM Variable Insurance Funds, Inc. (collectively, the "Acquiring Funds").

         We are rendering this opinion in connection with the transaction described in the Agreement and Plan of Reorganization (the "Agreement") by and among (a) GT Series and GT Trust (collectively, the "GT Funds"), acting on behalf of each of their respective and separate series, (b) AIM Variable Insurance Funds, Inc. ("AVIF"), acting on behalf of each of certain of its series, and (c) A I M Advisors, Inc., ("AIM"), as entered into as of June 23, 1999. We adopt the applicable terms in the Agreement.

         This opinion is for delivery to the Acquired Funds, the Acquiring Funds, and their applicable shareholders. Only the Acquired Funds, the Acquiring Funds, and their applicable shareholders may rely on this opinion.


Facts

         In rendering this opinion, we have assumed the truth and accuracy of the following:
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         GT Series and GT Trust are each a business trust under Delaware law and an open-end management investment company operating as a series fund under the Investment Company Act of 1940 ("1940 Act"). AVIF is a corporation under
Maryland law and an open-end management investment company operating as a series fund under the 1940 Act. Each of the Acquired Funds and each of the Acquiring Funds (except for AIM V.I. Global Growth and Income Fund and AIM V.I. Telecommunications Fund, which, as of this date, have not commenced operations) is taxed as a separate regulated investment company ("RIC") under Subchapter M of the Internal Revenue Code of 1986, as amended ("Code").

         Shares of each of the Acquired Funds and the Acquiring Funds (except for AIM V.I. Global Growth and Income Fund and AIM V.I. Telecommunications Fund, which, as of this date, have not commenced operations) are sold exclusively to separate accounts of life insurance companies (the "separate accounts") in connection with the sale by those companies of variable annuity contracts and variable life insurance contracts ("Contracts") to "Contract Owners," and the payment by those Contract Owners of initial and additional premiums to those companies for those Contracts. Accordingly, with the exception of certain "seed money" invested by AIM Advisors, Inc. in certain of the Acquiring Funds, all shares of the Acquired and Acquiring Funds (except for AIM V.I. Global Growth and Income Fund and AIM V.I. Telecommunications Fund, which, as of this date, have not commenced operations) are owned by separate accounts of life insurance companies.


Proposed Transaction

         The Agreement contemplates the following transaction for each Acquired Fund. Each transaction will constitute a separate "Reorganization" under the
Code:

         (a) the acquisition of substantially all of the assets and the assumption of all of the liabilities of each of the Acquired Funds by the corresponding Acquiring Fund, as set forth in the following table, in exchange solely for shares of voting stock of those Acquiring Funds (the "voting stock");

         (b) the distribution of that voting stock to shareholders of the corresponding Acquired Fund; and

         (c) the termination of each Acquired Fund as a series of either the GT Series or the GT Trust.


GT Series and GT Trust
Funds (Acquired Funds)                                      AVIF Funds (Acquiring Funds)
----------------------                                      ----------------------------
GT Global Variable Growth & Income Fund                     AIM V.I. Global Growth and Income Fund

GT Global Variable America Fund                             AIM V.I. Capital Appreciation Fund

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
GT Global Variable International Fund
GT Global Variable Europe Fund
GT Global Variable Natural Resources Fund
GT Global Variable Infrastructure Fund                      AIM V.I. International Equity Fund
GT Global Variable New Pacific Fund
GT Global Variable Latin America Fund
GT Global Variable Emerging Markets
   Fund

GT Global Variable Telecommunications                       AIM V.I. Telecommunications Fund
   Fund

GT Global Variable Strategic Income Fund
GT Global Variable Global Government                        AIM V.I. Diversified Income Fund
   Income Fund

GT Global Variable U.S. Government                          AIM V.I. Government Securities Fund
   Income Fund

GT Global Money Market Fund                                 AIM V.I. Money Market Fund

         Each shareholder of an Acquired Fund will receive that number of the corresponding Acquiring Fund voting stock representing interests with an aggregate net asset value equal to the aggregate net asset value of its shares of the Acquired Fund ("Acquired Fund shares").


Representations

         In rendering our opinion, we have examined and relied on the truth and accuracy of the Agreement and such other documents, records, and instruments as we have deemed necessary to enable us to render the opinion. In addition, we have relied on the following representations of GT Funds and AVIF, as set forth in the Agreement and in the proxy statement/prospectus included in the registration statement that AVIF will file with the SEC on Form N-14 under the Securities Act of 1933, that the following facts and circumstances will exist as of the applicable closing date of each Reorganization ("Closing Date"):

         (A) The fair market value of the voting stock of each Acquiring Fund received by each shareholder of a corresponding Acquired Fund will be approximately equal to the fair market value of the Acquired Fund shares that such shareholder held before the Reorganization.

         (B) There is no plan or intention by the shareholders of any of the Acquired Funds to redeem a number of shares of the voting stock of a corresponding Acquiring Fund received in the Reorganization that would reduce an Acquired Fund shareholder's ownership of the voting stock to a number of shares having a value, as of the Closing Date, of less than 50% of the value of all of the formerly outstanding





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                  Acquired Fund shares as of the Closing Date. In the case of GT
                  Global Variable Growth & Income Fund and GT Global Variable Telecommunications Fund, "100 percent" shall be substituted for "50 percent" if the corresponding Acquiring Fund has not commenced operations or issued voting stock (other than to its investment adviser in connection with its creation) prior to the Closing Date.

         (C) Following the Reorganizations, each Acquiring Fund will continue the historic business of the corresponding Acquired Fund or use a significant portion of such Acquired Fund's historic business assets in its business.

         (D) At the direction of each of the Acquired Funds, each corresponding Acquiring Fund will issue directly to each Acquired Fund's shareholders pro rata the voting stock that each Acquired Fund constructively receives in the Reorganization, and each Acquired Fund will distribute its other properties (if any) to its shareholders, on or as promptly as practicable after the Closing Date.

         (E) No Acquiring Fund has any plan or intention to reacquire any of its voting stock issued in the Reorganization, except to the extent that the Acquiring Fund is required by the 1940 Act to redeem any of its shares of voting stock presented for redemption.

         (F) No Acquiring Fund plans or intends to sell or otherwise dispose of any of the assets of the corresponding Acquired Fund acquired in the Reorganization, except for dispositions made in the ordinary course of its business or dispositions necessary to maintain its status as a RIC under the Code.

         (G) Each Acquiring Fund, each Acquired Fund, and each shareholder of each Acquired Fund will pay its respective expenses, if any, incurred in connection with the Reorganization.

         (H) Each Acquiring Fund will acquire at least 90 percent of the fair market value of the net assets, and at least 70 percent of the fair market value of the gross assets, held by each corresponding Acquired Fund immediately before the Reorganization, including for this purpose any amounts used by the Acquired Fund to pay its Reorganization expenses and all redemptions and distributions made by the Acquired Fund immediately before the Reorganization (other than redemptions pursuant to a demand of a shareholder in the ordinary course of the Acquired Fund's business as a series of an open-end management investment company under the 1940 Act and regular, normal dividends not in excess of the requirements of Section 852 of the Code). This representation does not apply to AIM V.I. Global Growth and Income Fund or AIM V.I. Telecommunications Fund, if, in the case of each such Fund, the Fund has not commenced operations or issued voting stock (other than to its investment adviser in connection with its creation) prior to the Closing Date.




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         (I)      Each Acquiring Fund (except for either AIM V.I. Global Growth and Income Fund or AIM V.I. Telecommunications Fund if, in the case of such Fund, the Fund has not commenced operations or issued voting stock (other than to its investment adviser in connection with its creation) prior to the Closing Date) and each Acquired Fund has elected to be taxed as a RIC under
                  Section 851 of the Code and will each have qualified for the special Federal tax treatment afforded RICs under the Code for all taxable periods. These taxable periods include the taxable year of each Acquiring Fund that includes the Closing Date and the last short taxable period of each Acquired Fund ending on the Closing Date (except for GT Global Variable Growth & Income Fund or GT Global Variable Telecommunications Fund, if, in the case of such Fund, the corresponding Acquiring Fund has not commenced operations or issued voting stock (other than to its investment adviser in connection with its creation prior to the Closing Date)).

         (J) The liabilities of each Acquired Fund assumed by the corresponding Acquiring Fund and the liabilities to which the transferred assets of each Acquired Fund are subject were incurred by the Acquired Fund in the ordinary course of its business.

         (K) There is no intercorporate indebtedness existing between any Acquiring Fund and a corresponding Acquired Fund that was issued, acquired, or will be settled at a discount.

         (L) No Acquiring Fund owns, directly or indirectly, nor has it owned during the past five years, directly or indirectly, any shares of an Acquired Fund from which it is receiving assets in the Reorganization.

         (M) The fair market value of the assets of each Acquired Fund transferred to the corresponding Acquiring Fund will equal or exceed the sum of the liabilities assumed by the corresponding Acquiring Fund, plus the amount of liabilities, if any, to which the transferred assets are subject.

         (N) No Acquired Fund is under the jurisdiction of a court in a United States Code Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

         (O) Not more than 25 percent of the value of the total assets of any Acquiring Fund or any Acquired Fund or any Acquired Fund has been, is, or will be invested in the stock or securities of any one issuer, and not more than 50 percent of the value of the total assets of any Acquiring Fund or any Acquired Fund has been, is, or will be invested in the stock or securities of five or fewer issuers.

         (P) Each Acquiring Fund and each Acquired Fund will have satisfied the investment diversification requirements of Section 817(h) of the Code for all taxable quarters since its inception, including the last short taxable period of each Acquired Fund ending on the Closing Date and taxable quarter of each Acquiring Fund that includes the Closing Date. In the case of GT Global Variable Growth & Income



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                  Fund and GT Global Variable Telecommunications Fund, if the
                  corresponding Acquiring Fund has not commenced operations or issued voting stock (other than to its investment adviser in connection with its creation) prior to the Closing Date, "last short taxable period" shall read "taxable quarter."

         (Q) Immediately following the Reorganizations, the shareholders of GT Global Variable Growth & Income Fund and GT Global Variable Telecommunications Fund will own all of the outstanding voting stock of the corresponding Acquiring Funds and will own such stock solely by reason of their ownership of GT Global Variable Growth & Income Fund and GT Global Variable Telecommunications Fund, where the corresponding Acquiring Fund has not commenced operations or issued voting stock (other than to its investment adviser in connection with its creation) prior to the Closing Date.

         (R) Immediately following the Reorganizations, either AIM V.I. Global Growth and Income Fund or AIM V.I. Telecommunications Fund will, if it has not commenced operations or issued voting stock (other than to its investment adviser in connection with its creation) prior to the Closing Date, possess the same assets and liabilities, except for assets used to pay expenses incurred in the Reorganizations, as those possessed by the corresponding Acquired Funds immediately prior to the Reorganizations.


Opinion

         Solely based on the foregoing facts, assumptions, and representations, and our consideration of other questions we have deemed necessary or appropriate for such purposes, and based on the assumption that the Reorganizations are consummated in accordance with the terms of the Agreement, we are of the opinion that, under current United States Federal income tax laws and regulations, including official interpretations of the laws, in effect as of this date:

         (1) The transfer of the assets of each Acquired Fund to each corresponding Acquiring Fund in exchange for voting stock of the Acquiring Fund distributed directly to the shareholders of the Acquired Fund, as provided in the Agreement, will constitute a "reorganization" within the meaning of Section 368(a)(1) of the Code, and each Acquired Fund and each Acquiring Fund will be a "party to a reorganization" within the meaning of Section 368(b) of the Code.

         (2) In accordance with Section 361(a) and Section 361(c)(1) of the Code, no gain or loss will be recognized by an Acquired Fund on the transfer of its assets to the corresponding Acquiring Fund solely in exchange for voting stock of the Acquiring Fund and the Acquiring Fund's assumption of the Acquired Fund's liabilities, or on the distribution of the voting stock to the Acquired Fund's shareholders.




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         (3)      In accordance with Section 1032 of the Code, no gain or loss will be recognized by any Acquiring Fund on the receipt of assets of its corresponding Acquired Fund in exchange for Acquiring Fund voting stock and the Acquiring Fund's assumption of the Acquired Fund's liabilities.

         (4) In accordance with Section 354(a)(1) of the Code, no gain or loss will be recognized by shareholders of any Acquired Fund on the receipt of voting stock of the corresponding Acquiring Fund in constructive exchange for their Acquired Fund shares.

         (5) In accordance with Section 362(b) of the Code, the basis to each Acquiring Fund of the assets of each corresponding Acquired Fund transferred to it will be the same as the basis of those assets in the hands of such Acquired Fund immediately before the Reorganization.

         (6) In accordance with Section 358(a) of the Code, an Acquired Fund shareholder's basis for voting stock of the corresponding Acquiring Fund received by the Acquired Fund shareholder will be the same as the Acquired Fund shareholder's basis for Acquired Fund shares constructively exchanged therefor.

         (7) In accordance with Section 1223(1) of the Code, an Acquired Fund shareholder's holding period for voting stock of a corresponding Acquiring Fund will include the Acquired Fund shareholder's holding period for the Acquired Fund shares constructively exchanged therefor, provided that the Acquired Fund shareholder held the Acquired Fund shares as a capital asset.

         (8) In accordance with Section 1223(2) of the Code, the holding period for assets of an Acquired Fund transferred to its corresponding Acquiring Fund in the Reorganizations will include the holding period for those assets in the hands of the Acquired Fund.

         (9) For purposes of Section 381 of the Code, AIM V.I. Global Growth and Income Fund and AIM V.I. Telecommunications Fund will each be treated as if there had been no Reorganization, if, in the case of each such Fund, the Fund has not commenced operations or issued voting stock (other than to its investment adviser in connection with its creation) prior to the Closing Date.

         (10) Each Acquired Fund and each corresponding Acquiring Fund will be a RIC under Subchapter M and will comply with the investment diversification requirements of Section 817(h) of the Code. Accordingly, the Reorganizations will not produce adverse Federal income tax consequences by reason of income or gain for any Contract Owner.

                            ------------------------




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         The opinion expressed in this letter represents our considered judgment as to the status of the law at the time we render the opinion. However, the opinion is not binding on the Internal Revenue Service or any court that could ultimately determine the taxation of the items referred to herein. We do not express, nor should the reader infer, any other opinion.

         We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement on Form N-14.


                                             Very truly yours,

                                             /s/ Freedman, Levy, Kroll & Simonds
                                             -----------------------------------


                                             Freedman, Levy, Kroll & Simonds